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                                                                    EXHIBIT 99.1

MEDQUEST, INC. ANNOUNCES RECORD REVENUES FOR THE QUARTER ENDED MARCH 31, 2003

ALPHARETTA, GEORGIA, MAY 6, 2003 - MedQuest, Inc., a leading operator of independent, fixed-site, outpatient diagnostic imaging centers, today announced record revenues for the three months ended March 31, 2003.

Based upon preliminary results, revenues increased to a record $55.7 million for the first quarter of 2003, representing a 20.8% increase, as compared to revenues of $46.1 million for the first quarter of 2002. MedQuest operated 78 centers at March 31, 2003 as compared to 67 centers at March 31, 2002.

Income from operations decreased to $6.6 million for the first quarter of 2003, as compared to income from operations of $7.5 million for the first quarter of 2002. However, net income before interest expense, income taxes, depreciation and amortization ("EBITDA") increased to $13.5 million for the first quarter of 2003, representing a 4.7% increase, as compared to $12.9 million for the first quarter of 2002. Both income from operations and EBITDA were affected by an increase in costs related to the development of new centers not yet operational and the operation of centers less than six months old.

"We are pleased with the record revenue growth in the first quarter of fiscal 2003 which was driven by our continued focus on strengthening existing centers and cost effectively integrating DE NOVO centers and acquisitions," said Gene Venesky, Chairman and Chief Executive Officer of MedQuest, Inc.

Capital expenditures for the first quarter of 2003 were $9.5 million as compared to $13.8 million for the first quarter of 2002. Cash used in operating activities was $1.9 million for the first quarter of 2003 as compared to $1.0 million for the first quarter of 2002. Cash used in operating activities was primarily affected by an increase in cash paid for interest, which increased to $10.5 million for the quarter ended March 31, 2003 from $3.1 million for the quarter ended March 31, 2002, due to the August 2002 leveraged recapitalization.

As disclosed in our recent Form 10-K, in January 2003, MedQuest became aware of a request for a declaratory statement from Georgia's Composite State Board of Medical Examiners (the "Board") regarding whether agreements, including purchase service agreements, between operators of diagnostic imaging centers and a physician or group of physicians violate the Georgia Patient Self-Referral Act of 1933. On May 2, 2003, this matter was favorably resolved by the Board voting unanimously to decline to issue the requested declaratory statement.

MedQuest, Inc. will conduct a conference call to discuss information included in this news release and related matters at 2 p.m. EDT on Wednesday, May 7, 2003. The conference call can be accessed at (800) 599-9795 (domestic) or (617) 786-2905 (international). Interested parties should call at least ten (10) minutes prior to the call to register and should use participant passcode #7232027. The conference call will be broadcast live, and will be available for replay through May 13, 2003, at www.companyboardroom.com using the symbol QEST.



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ABOUT MEDQUEST, INC. - MedQuest, Inc. is a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States. These centers provide high quality diagnostic imaging services using a variety of technologies, including magnetic resonance imaging (MRI), computed tomography
(CT), nuclear medicine, general radiology, ultrasound, and mammography. MedQuest, Inc. operates a network of seventy-eight centers in thirteen states located primarily throughout the southeastern and southwestern United States.

This press release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding our future growth and profitability, growth strategy and trends in the industry in which we operate. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. We can give no assurance that such forward-looking statements will prove to be correct. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for our services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect our ability to do business, actions of our competitors, introduction of new technologies, and risks associated with our acquisition strategy and integration costs and the additional factors and risks contained in our Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 declared effective on April 23, 2003.


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CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS)

                                                   Three months ended March 31,
                                                   ----------------------------
                                                      2003            2002
                                                   -----------     ------------
                                                            (unaudited)

     Net revenues from services                    $ 55,747        $   46,143
     Costs and expenses
       Operating expenses                            24,579            19,293
       Marketing, general and                        17,697            13,958
         administrative expense
       Depreciation and amortization                  6,881             5,358
                                                   ---------       -----------
           Income from operations                     6,590             7,534
       Interest expense, net                          5,810             3,106
                                                   ---------       -----------
            Income before provision
              for income taxes                          780             4,428
     Provision for income taxes                         312             1,755
     Minority interest                                  -                  40
                                                   ---------       -----------
            Net income                             $    468         $   2,633
                                                   =========       ===========


--------------------------------------------------------------------------------

EBITDA RECONCILIATION (IN THOUSANDS)

The following table reconciles the difference between net income, as determined under United States of America generally accepted accounting principles, and
EBITDA:

                                                  Three months ended March 31,
                                                  ----------------------------
                                                     2003              2002
                                                  ----------        ----------
                                                           (unaudited)

     Net income                                    $     468        $   2,633
     Interest expense, net                             5,810            3,106
     Provision for income taxes                          312            1,755
     Depreciation and amortization                     6,881            5,358
                                                   ---------        ---------
     EBITDA                                        $  13,471        $  12,852
                                                   =========        =========

This press release contains financial information that is not prepared in accordance with generally accepted accounting principles ("GAAP"). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses EBITDA (earnings before interest, income taxes, depreciation and amortization) in its internal analysis of net income and monitors it to ensure compliance with certain covenants under the Company's credit facility. Management believes that EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of the critical components of results of operations.

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Management also believes that EBITDA is a valuable financial measure to investors because it allows them to monitor the Company's compliance with certain covenants under its credit facility.

Contact:     Thomas C. Gentry
             Chief Financial Officer
             4300 North Point Parkway
             Alpharetta, Georgia 30022
             (770) 300-0101

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